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                                                                   Exhibit 10(b)

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT is entered into as of the ___ day of ____, 2000 by and between Western Resources, Inc., a Kansas corporation (the "Company"), and ______________ ("Executive"). This Agreement amends and restates in its entirety the Letter Agreement between the Company and Executive, dated ____________ 199___.

                               W I T N E S S E T H

         WHEREAS, the Company considers the establishment and maintenance of a sound and vital management to be essential to protecting and enhancing the best interests of the Company and its stockholders; and

         WHEREAS, the Board (as defined in Section 1) has determined that it is in the best interests of the Company and its stockholders to secure Executive's continued services; and

         WHEREAS, the Company also recognizes that the possibility of a change in control could arise which may result in the distraction of management to the detriment of the Company and its shareholders. It is important that Executive be able to advise the Board whether a proposed change in control would be in the best interests of the Company and its shareholders and to take action regarding such proposal as the Board directs, without being influenced by the uncertainties of Executive's own situation.

         WHEREAS, the Board has authorized the Company to enter into this Agreement.

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, the Company and Executive hereby agree as follows:

         1. Definitions. As used in this Agreement, the following terms shall
            -----------
have the respective meanings set forth below:

         (a) "Adjusted Base Salary" shall mean ninety percent (90%) of the annual salary job value for the pay grade of Executive and other remuneration for current services (but excluding all bonuses, stock based awards and other incentive compensation) paid to or for the benefit of Executive.

         (b) "Base Salary" shall mean all salary, cash compensation
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and other remuneration for current services (but excluding all bonuses, stock based awards and other incentive compensation) paid to, for the benefit of or deferred by Executive, together (without duplication) with the compensation that would have been payable in cash to Executive if such compensation had not been converted into Restricted Share Units pursuant to the Western Resources, Inc. Executive Stock for Compensation Program.

         (c) "Board" means the Board of Directors of the Company.

         (d) "Bonus Amount" means the greater of (a) the highest annual incentive bonus (together with the bonus amount that would have been payable to Executive if such bonus amount had not been converted into a split dollar life insurance benefit pursuant to the Split Dollar Insurance Program) payable to or for the benefit of or deferred by Executive from the Company (or its affiliates) for the last three (3) completed fiscal years of the Company immediately preceding Executive's Date of Termination (annualized in the event Executive was not employed by the Company (or its affiliates) for the whole of any such fiscal year), or (b) the Executive's target bonus amount for the year of termination of employment.

         (e) "Cause" means (i) the willful and continued failure of Executive to perform substantially his duties with the Company (other than any such failure resulting from Executive's incapacity due to physical or mental illness or any such failure subsequent to Executive being delivered a Notice of Termination without Cause by the Company or delivering a Notice of Termination for Good Reason to the Company) after a written demand for substantial performance is delivered to Executive by the Chairman of the Board which specifically identifies the manner in which Executive has not substantially performed Executive's duties, or (ii) the willful engaging by Executive in illegal conduct which is demonstrably and materially injurious to the Company. For purposes of this paragraph (e), no act or failure to act by Executive shall be considered "willful" unless done or omitted to be done by Executive in bad faith and without reasonable belief that Executive's action or omission was in, or not opposed to, the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board, based upon the advice of counsel for the Company or upon the instructions of the Company's chief executive officer or another senior officer of the Company shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Company. Executive's attention to matters not directly related

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to the business of the Company shall not provide a basis for termination for
Cause if the Company has not objected to such activity in writing. Cause shall not exist unless and until the Company has delivered to Executive a copy of a resolution duly adopted by three-quarters (3/4) of the entire Board (excluding Executive if Executive is a Board member) at a meeting of the Board called and held for such purpose (after reasonable notice to Executive and an opportunity for Executive, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board an event set forth in clauses (i) or
(ii) has occurred and specifying the particulars thereof in detail.

         (f) "Change in Control" means the occurrence of any one of the following events:

                  (i) individuals who, on May 17, 2000, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to May 17, 2000, whose election or nomination for election was approved by a vote of at least three-fourths of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

                  (ii) any "person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act") and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any Subsidiary, (B) by any employee benefit plan

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         (or related trust) sponsored or maintained by the Company or any
         Subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii)), (E) pursuant to any acquisition by Executive or any group of persons including Executive (or any entity controlled by Executive or any group of persons including Executive);

                  (iii) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries (a "Business Combination"), unless immediately following such Business Combination: (A) more than 60% of the total voting power of (x) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation) is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and
         (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a "Non-Qualifying Transaction"); or

                  (iv) the stockholders of the Company approve a plan of

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         complete liquidation or dissolution of the Company or a sale of all or substantially all of the Company's assets.

         (g) "Date of Termination" means (i) if Executive's employment is to be terminated for Disability, 30 days after Notice of Termination is given (provided that Executive shall not have returned to the performance of Executive's duties on a full-time basis during such 30 day period), (ii) if Executive's employment is to be terminated by the Company for Cause or by Executive for Good Reason, the date specified in the Notice of Termination,
(iii) if Executive's employment is to be terminated by the Company for any reason other than Cause, the date specified in the Notice of Termination, which shall be 90 days after the Notice of Termination is given, unless an earlier date has been expressly agreed to by Executive in writing, (iv) if Executive's employment terminates by reason of death, the date of death of Executive; or (v) if Executive's employment is terminated by Executive other than for Good Reason, the date specified in Executive's Notice of Termination, but not more than 30 days after the Notice of Termination is given, unless expressly agreed to by the Company in writing.

         (h) "Disability" means termination of Executive's employment by the Company due to Executive's absence from Executive's duties with the Company on a full-time basis for at least one hundred eighty (180) consecutive days as a result of Executive's incapacity due to physical or mental illness, unless within 30 days after Notice of Termination is given to Executive following such absence Executive shall have returned to the full-time performance of Executive's duties.

         (i) "Good Reason" shall mean termination based on any of the following events:

                  (i) (A) any change in the duties or responsibilities (including reporting responsibilities) of Executive that is inconsistent in any material and adverse respect with Executive's position(s), duties, responsibilities or status with the Company (including any adverse diminution of such duties or responsibilities) or (B) the failure to reappoint or reelect Executive to any position held by Executive without Executive's consent; provided, however, that Good Reason shall not be deemed to occur upon a change in duties or responsibilities (other than reporting responsibilities) that is solely and directly a result of the Company no longer being a publicly traded entity and does not involve any other event set forth in this paragraph;

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                  (ii) a reduction by the Company in Executive's Base Salary, annual target bonus opportunity or targeted long-term incentive value (including any material and adverse change in the formula for such annual bonus target or long-term incentive target) as in effect immediately prior to the date hereof or as the same may be increased from time to time thereafter;

                  (iii) any requirement of the Company that Executive (A) be required to relocate more than 30 miles from Executive's present place of employment or (B) travel on Company business to an extent substantially greater than the travel obligations of Executive immediately prior to the date hereof;

                  (iv) the failure of the Company to (A) continue in effect any employee benefit plan, welfare benefit plan or fringe benefit plan in which Executive is participating immediately prior to the date hereof or, if more favorable, which may be available from time to time hereafter to Executive or other executives of the Company, or the taking of any action by the Company which would materially and adversely affect Executive's participation in or reduce Executive's benefits under any such plan, unless Executive is permitted to participate in other plans providing Executive with substantially equivalent benefits (at no greater cost to Executive with respect to welfare benefit plans), or (B) provide Executive with paid vacation and sick leave in accordance with the most favorable policies of the Company as in effect for Executive immediately prior to the date hereof or, if more favorable, as may be available for Executive or other executives of the Company after the date hereof; provided however, that prior to a Change in Control, changes in any such plans which constitute in the aggregate less than 10% of Executive's aggregate benefits under such plans and which are applied to all employees of the Company shall not constitute "Good Reason";

                  (v) any refusal by the Company to permit Executive to engage in activities not directly related to the business of the Company which Executive was, or other executives of the Company are, permitted to engage in;

                  (vi) any purported termination of Executive's employment which is not effectuated pursuant to Section 17(b) (and which will not constitute a termination

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         hereunder);

                  (vii) the failure of the Company to obtain the assumption (and, if applicable, guarantee) agreement contemplated in Section 16(b); or

                  (viii) the Company's termination of this Agreement or the failure of the Company to renew this Agreement as provided in Section 4 hereof.

         For purposes of this Agreement, any good faith determination of Good Reason by Executive shall be conclusive, provided however, that an isolated, insubstantial and inadvertent action taken in good faith and which is remedied by the Company within ten (10) days after receipt of notice thereof given by Executive shall not constitute Good Reason. Executive's right to terminate employment for Good Reason shall not be affected by Executive's incapacities due to mental or physical illness and Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any event or condition constituting Good Reason; provided, however, that Executive must provide notice of termination of employment within one hundred eighty (180) days following Executive's knowledge of an event constituting Good Reason or such event shall not constitute Good Reason under this Agreement.

         (j) "Notice of Termination" means a written notice of termination of employment given by one party to the other party pursuant to Section 17(b).

         (k) "Qualifying Termination" means a termination of Executive's employment (i) by the Company other than for Cause; (ii) by Executive for Good Reason; or (iii) by Executive during the 90 day period after a Change in Control. Termination of Executive's employment on account of death, Disability or Retirement shall not be treated as a Qualifying Termination. In addition, in the event that Executive is offered employment with a subsidiary of the Company in connection with any event which would constitute a Change in Control and in which such subsidiary becomes a publicly traded Company and Executive accepts such offer, Executive shall be deemed to have terminated employment with the Company pursuant to a Qualifying Termination upon commencing such employment with the subsidiary and shall be entitled to the benefits described in this Agreement payable by reason of a Qualifying Termination.

         (l) "Rabbi Trust" means a trust established by the Company

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with a trustee acceptable to Executive under a trust agreement pursuant to which
(i) the trustee will be required to pay the amounts payable to Executive in connection with the split dollar insurance agreement in accordance with Section 6(a)(ix) and for the amounts payable to Executive for "relocation expenses" in accordance with Section 6(a)(x) of this Agreement to the extent not otherwise paid to Executive (to the extent the trust assets are sufficient), (ii) the Company will be required to make any additional contributions to the trust that may be necessary to assure the trust assets are sufficient to pay the amounts described in (i) above, (iii) except as provided in (iv) below, no amounts held in the trust may be returned to the Company or used for any purpose other than the payment of the amounts described in (i) above or the payment of the fees of the trustee and other expenses of the trust until there has been full payment of the amounts described in (i) above, (iv) the assets of the trust shall be subject to claims of creditors of the Company in the event of the Company's insolvency, (v) the Company will promptly pay all of the fees of the trustee and other expenses of the trust, and (vi) the trust assets shall be invested exclusively in public debt securities of the United States, time or demand deposits in a bank insured by an agency of the United States, cash and cash equivalents.

         (m) "Retirement" means Executive's termination on or after Executive's normal retirement date under the terms of the Western Resources, Inc. Retirement Plan, as in effect immediately prior to Executive's termination or a Change in Control, whichever is earlier, or in accordance with any retirement arrangement established with respect to Executive with Executive's written consent.

         (n) "Subsidiary" means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% of the assets upon liquidation or dissolution.

         2. Employment and Duties.
            ---------------------

            (a) Term of Employment. The Company agrees to continue to employ
                ------------------
Executive, and Executive agrees to remain in employment of the Company, in accordance with the terms and provisions of this Agreement, for the Term of this Agreement, unless such employment is sooner terminated by the Company or

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Executive.

            (b) Duties. During the term of Executive's employment under this
                ------
Agreement, Executive shall serve as of the Company. Executive shall devote Executive's full business time and attention to the affairs of the Company and his duties as its _________. Executive shall have such duties as are appropriate to Executive's position as ________, and shall have such authority as required to enable Executive to perform these duties. Consistent with the foregoing, Executive shall comply with all reasonable instructions of the [Chief Executive Officer of the Company] [Board of Directors of the Company]. Executive shall be based at the headquarters of the Company in Topeka, Kansas and Executive's services shall be rendered there except insofar as travel may be involved in connection with Executive's regular duties. Executive shall report directly to
________.

         3. Obligation of Executive. In the event of a tender or exchange offer,
            -----------------------
proxy contest, or the execution of any agreement which, if consummated, would constitute a Change in Control, Executive agrees not to voluntarily leave the employ of the Company, other than as a result of Disability, Retirement or an event which would constitute Good Reason, until the Change in Control occurs or, if earlier, such tender or exchange offer, proxy contest, or agreement is terminated or abandoned.

         4. Term of Agreement. This Agreement shall continue for a period of
            -----------------
three (3) years from the date hereof provided that on each anniversary of the Agreement, the term shall automatically be extended for one year, unless at least 90 days prior to such date, the Company or Executive shall have given notice to cancel this Agreement at the end of its then term.

         5. Salary and Benefits.
            -------------------

            (a) Salary. The Company shall pay Executive an annual salary
                ------
at an initial rate equal to Executive's current Base Salary which shall be reviewed annually by the Human Resources Committee of the Board for the purpose of considering increases thereof. Executive's salary shall be paid in accordance with the standard practices for other senior corporate executives of the Company.

            (b) Bonuses. Executive shall be eligible to receive annually
                -------
or otherwise any bonus awards, whether payable in cash, shares of common stock of the Company or otherwise, which the Company, the Human Resources Committee of the Board or such other

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authorized committee of the Board determines to award or grant.

            (c) Benefit Programs. Executive shall receive such benefits
                ----------------
and awards, including without limitation stock options and restricted share unit awards, as the Human Resources Committee of the Board shall determine and shall be eligible to participate in all employee benefit plans and programs of the Company from time to time in effect for the benefit of senior executives of the Company, including, but not limited to, pension and other retirement plans, 401(k) plans, group life insurance, hospitalization and surgical and major medical coverages, sick leave, salary continuation arrangements, vacations and holidays, long-term disability, and such other benefits as are or may be made available from time to time to senior executives of the Company.

            (d) Business Expenses and Perquisites. Executive shall be
                ---------------------------------
reimbursed for all reasonable expenses incurred by Executive in connection with the conduct of the business of the Company, provided Executive properly accounts therefor in accordance with the Company's policies. Executive shall also be entitled to such other perquisites as are customary for senior executives of the Company.

            (e) Office and Services Furnished. The Company shall furnish
                -----------------------------
Executive with office space, secretarial assistance and such other facilities and services as shall be suitable to Executive's position and adequate for the performance of Executive's duties hereunder.

         6. Payments Upon Termination of Employment.
            ---------------------------------------

            (a) Qualifying Termination. If during the Term of this Agreement the
                ----------------------
employment of Executive shall terminate pursuant to a Qualifying Termination, then the Company shall provide to Executive:

                  (i) within five days following the Date of Termination a lump-sum cash amount equal to the sum of (A) Executive's Base Salary through the Date of Termination and any bonus amounts which have become payable to the extent not theretofore paid or deferred, (B) a pro rata portion of Executive's annual bonus for the fiscal year in which Executive's Date of Termination occurs in an amount at least equal to
         (1) Executive's Bonus Amount, multiplied by (2) a fraction, the numerator of which

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         is the number of days in the fiscal year in which the Date of
         Termination occurs through the Date of Termination and the denominator of which is three hundred sixty-five (365), and reduced by (3) any amounts paid from the Company's annual incentive plan for the fiscal year in which Executive's Date of Termination occurs, (C) any accrued vacation pay, and (D) the cash equivalent of any accumulated sick leave; in each case to the extent not theretofore paid;

                  (ii) within five days following the Date of Termination, a lump-sum cash amount equal to the sum of (i) 2.99 times the higher of Executive's highest annual rate of Base Salary during the 12-month period immediately prior to Executive's Date of Termination and Executive's Adjusted Base Salary, plus (ii) 2.99 times Executive's Bonus Amount;

                  (iii) the Company shall continue to provide, for a period of three (3) years following Executive's Date of Termination, Executive (and Executive's dependents, if applicable) with the same level of medical, dental, accident, disability and life insurance benefits and following such three year period retiree medical and dental benefits for the life of Executive and eligible dependents upon substantially the same terms and conditions (including contributions required by Executive for such benefits) as existed on the date hereof or, if more favorable to the Executive, as may exist immediately prior to Executive's Date of Termination; provided, that, if Executive cannot continue to participate in the Company plans providing such benefits or the Company shall modify or terminate any such plans, the Company shall otherwise provide such benefits on the same after-tax basis as if continued participation had been permitted. Notwithstanding the foregoing, in the event Executive becomes reemployed with another employer and becomes eligible to receive welfare benefits from such employer, the welfare benefits described herein shall be secondary to such benefits during the period of Executive's eligibility, but only to the extent that the Company reimburses Executive for any increased cost and provides any additional benefits necessary to give Executive the benefits provided hereunder;

                  (iv) Executive shall be entitled to the provisions of the Executive Salary Continuation Plan and, notwithstanding anything to the contrary in such Plan, (i) shall be deemed to be sixty-five years of age as of the Date of Termination for purposes of determining the Retirement Benefit and commencement of payment thereof under Section
         4.1 of the Plan (without regard to Executive's actual age or date of

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         commencement of retirement benefit payments under the Western
         Resources, Inc. Retirement Plan) and Vesting under Section 4.3 of the Plan and (ii) Compensation for purposes of calculating the Retirement Benefit thereunder shall be deemed to be the sum of (A) the higher of Executive's Adjusted Base Salary and Executive's Base Salary, plus (B) Executive's Bonus Amount;

                  (v) the cost of outplacement services of a nationally recognized executive employment agency selected by Executive and reasonably acceptable to the Company, or in lieu of such outplacement services Executive may elect to receive a lump sum of $50,000;

                  (vi) continuation of the Company's executive financial and legal counseling services program as in effect on the date hereof or if more favorable to Executive, as may be available to Executive or other comparable executives of the Company thereafter, for three (3) years following Executive's Date of Termination;

                  (vii) continuation of participation in the Company's matching gift program as in effect on the date hereof or if more favorable to the Executive, as may be available to Executive or other comparable executives of the Company thereafter, as if Executive continued as a senior executive of the Company, for three (3) years following Executive's Date of Termination;

                  (viii) if Executive has deferred compensation agreements or deferred retention payments with the Company, or any of its subsidiaries or affiliates that (i) have not fully vested or contain any restriction on the payment of benefits thereunder (other than the passage of time) [Certain Executives: other than the passage of time, except that payment under Executive's Deferred Compensation agreements with Kansas Gas and Electric Company shall commence upon a Qualifying Termination] such benefits shall upon a Qualifying Termination become fully vested and all such restrictions shall lapse, and/or (ii) provide for variable interest rates thereon (which interest rates are established by the Company, subsidiary or affiliate), such interest rates shall be fixed for the duration of such deferral at the higher of the contract rate and the prime rate established from time to time by Chase Manhattan Bank, New York, New York ("Prime Rate");

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                  (ix) if the Executive is entitled to benefits under any split dollar life insurance agreement, (A) the amount payable to Executive thereunder shall be in accordance with the terms of the agreement, but not less than the Base Amount (as defined in the split dollar insurance agreement) under any such agreement, (B) upon a Change in Control the maximum amount that could be payable to Executive under such split dollar life insurance agreement shall be deposited in a Rabbi Trust until paid to Executive and (C) following a Change in Control the total shareholder return calculation under the split dollar agreement shall include any consideration received in the Change in Control and any distribution to shareholders of assets and/or securities at or about the time of the Change in Control;

                  (x) Relocation Expenses;

                  "Relocation Expenses" shall mean the purchase of Executive's principal residence by the Company at the request of Executive on or before 18 months following Executive's Date of Termination. The price to be paid by Company shall equal the higher of the appraised tax value of the residence and the appraised value of such residence determined by an appraiser selected by the Executive and the Company (but not less than the purchase price of such residence plus all improvements thereto) plus, in each case, the cost of any brokerage fees or other costs and expenses incurred by Executive in connection with such sale. If Executive and the Company cannot agree on an appraiser each shall select an appraiser. Such appraisers shall select a third appraiser. Each appraiser shall determine the fair value of the residence which shall be averaged, provided that any appraisal that is more than 10% deviation from the other two appraisals shall be omitted. The cost of such appraisals shall be paid by the Company. Upon a Change in Control, relocation expenses under this Section 6(a)(x) shall be estimated at the higher of (i) the appraised value and (ii) the purchase price plus all improvements of the applicable residence at the date of the Change in Control, plus 17% of such amount and shall be deposited in a Rabbi Trust until paid to Executive;

                  (xi) each stock option granted to Executive by the Company and outstanding immediately prior to the Qualifying Termination shall be fully exercisable and may be exercised by Executive (or Executive's legal representatives, legatees or distributees) at prior to the expiration date of the

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         applicable option (determined without regard to any earlier termination that would otherwise occur by reason of termination of employment) and each related dividend equivalent shall become fully vested upon such Qualifying Termination;

                  (xii) each restricted share granted to Executive by the Company and still subject to restrictions immediately prior to the Qualifying Termination shall become fully vested and all restrictions shall lapse upon such Qualifying Termination;

                  (xiii) each restricted share unit granted to Executive by the Company which has not vested prior to the Qualifying Termination shall become fully vested upon such Qualifying Termination; and

                  (xiv) each other stock or stock equivalent grant granted to Executive by the Company which has not vested prior to the Qualifying Termination shall become fully vested and all restrictions shall lapse upon such Qualifying Termination.

         (b) If during the Term of this Agreement the employment of Executive shall terminate other than by reason of a Qualifying Termination, then the Company shall pay to Executive within ten (10) days following the Date of Termination, a lump-sum cash amount equal to the sum of (1) Executive's Base Salary through the Date of Termination and any Bonus Amounts which have become payable, to the extent not theretofore paid or deferred, and (2) any accrued vacation pay and accumulated sick leave, in each case to the extent not theretofore paid. The Company may make such additional payments, and provide such additional benefits, to Executive as the Company and Executive may agree in writing.

         7. Gross-Up Provision.
            ------------------
         (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment, award, benefit or distribution (or any acceleration of any payment, award, benefit or distribution) by the Company (or any of its affiliated entities) or any entity which effectuates a change in ownership or control described in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") (or any of its affiliated entities) to or for the benefit of Executive (whether pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 7) (the "Payments") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Company shall pay to Executive an additional payment (a "Gross-Up Payment") in an amount such that after payment by Executive of all taxes (including any Excise Tax) imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the sum of
(x) the Excise Tax imposed upon the Payments and (y) the product of any deductions disallowed because of the inclusion of the Gross-up Payment in Executive's adjusted gross income and the highest applicable marginal rate of federal income taxation for the calendar year in which the Gross-up Payment is to be made. For purposes of determining the amount of the Gross-up Payment, the Executive shall be deemed to (i) pay federal income taxes at the highest marginal rates of federal income taxation for the calendar year in which the Gross-up Payment is to be made, (ii) pay applicable state and local income taxes at the highest marginal rate of taxation for the calendar year in which the Gross-up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes and
(iii) have otherwise allowable deductions for federal income tax purposes at least equal to those which could be disallowed because of the inclusion of the Gross-up Payment in the Executive's adjusted gross income.


         (b) Subject to the provisions of Section 7(a), all determinations required to be made under this Section 7, including whether and when a Gross-Up Payment is required, the amount of such Gross-Up Payment, and the assumptions to be utilized in arriving at such determinations, shall be made by the public accounting firm that is retained by the Company as of the date immediately prior to the change in ownership or control (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and Executive within fifteen (15) business days of the receipt of notice from the Company or the Executive that there has been a Payment, or such earlier time as is requested by the Company (collectively, the "Determination"). In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the change in ownership or control, Executive may appoint another nationally recognized public accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company and the Company shall enter into any agreement requested by the Accounting Firm in connection with the performance of the services hereunder. The Gross-up Payment under this Section 7 with respect to any Payments shall be made no later than thirty (30) days following such Payment. If the Accounting Firm determines that no Excise Tax is payable by Executive, it shall furnish Executive with a written opinion to such effect, and to the effect that failure to report the Excise Tax, if any, on Executive's applicable federal income tax return will not result in the imposition of a negligence or similar penalty. The Determination by the Accounting Firm shall be binding upon the Company and Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the Determination, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment") or Gross-up Payments are made by the Company which should not have been made ("Overpayment"), consistent with the calculations required to be made hereunder. In the event that the Executive thereafter is required to make payment of any Excise Tax or additional Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code and any penalties payable by Executive) shall be promptly paid by the Company to or for the benefit of Executive. In the event the amount of the Gross-up Payment exceeds the amount necessary to reimburse the Executive for his Excise Tax, the Accounting Firm shall determine the amount of the Overpayment that has been made and any such Overpayment (together with interest at the rate provided in Section 1274(b)(2) of the Code) shall be promptly paid by Executive (to the extent he has received a refund if the applicable Excise Tax has been paid to the Internal Revenue Service) to or for the benefit of the Company. Executive shall cooperate, to the extent his expenses are reimbursed by the Company, with any reasonable requests by the Company in connection with any contests or disputes with the Internal Revenue Service in connection with the Excise Tax.


         8. Confidential Information. Executive acknowledges that: (i) the
            ------------------------
business of the Company and its subsidiaries and affiliates is intensely competitive and that Executive's engagement by the Company requires that Executive have access to and knowledge of confidential information of the Company and its subsidiaries and affiliates, including, but not limited to, the identity of customers, the identity of the representatives of customers with whom the Company and its subsidiaries and affiliates have dealt, the kinds of services provided by the Company and its subsidiaries and affiliates to customers and offered to be performed for potential customers, the manner in which such services are performed or offered to be performed, the service needs of actual or prospective customers, pricing information, information concerning the creation, acquisition or disposition of products and services, customer maintenance listings, computer software applications and other programs, personnel information and other trade secrets (the "Confidential Information");
(ii) the direct and indirect disclosure of such Confidential Information to existing or potential competitors of the Company and its subsidiaries and affiliates would place the Company and its subsidiaries and affiliates at a competitive disadvantage and would do damage, monetary or otherwise, to the business of the Company and its subsidiaries and affiliates; and (iii) the engaging by Executive in any of the activities prohibited by this Section 8 may constitute improper appropriation and/or use of such information and trade secrets. Notwithstanding the foregoing, Confidential Information shall not include information which (x) is or becomes part of the public domain through a source other than Executive, (y) is or becomes available to Executive from a source independent of the Company and its subsidiaries and affiliates, or (z) constitutes general industry knowledge possessed by Executive by virtue of Executive's employment with the Company. Executive expressly acknowledges the trade secret status of the Confidential Information and that the Confidential Information constitutes a protectable business interest of the Company and its subsidiaries and affiliates. Accordingly, the Company and Executive agree as follows:

         (a) During the Term of this Agreement and for three years following Executive's Date of Termination, Executive shall not, directly or indirectly, whether individually, as a director, stockholder, owner, partner, employee, principal or agent of any business, or in any other capacity, make known, disclose, furnish, make available or use any of the Confidential Information, other than in the proper performance of the duties contemplated herein or as required by law or by a court of competent jurisdiction or other administrative or legislative body; provided, however, that prior to disclosing any of the Confidential Information to a court or other administrative or legislative body, Executive shall promptly notify the Company so that the Company may seek a protective order or other appropriate remedy.

         (b) Executive agrees to return all Confidential Information, including all photocopies, extracts and summaries thereof, and any such information stored electronically on tapes, computer disks or in any other manner to the Company at upon request of the Company and upon the termination of Executive's employment for any reason.

         9. Nonsolicitation. During the Term of this Agreement and for a period
            ---------------
of two years after the Date of Termination Executive shall not, directly or indirectly, solicit, interfere with, hire, offer to hire or induce any person who is an employee of the Company or any of its subsidiaries or affiliates and whose salary is in excess of $50,000 to discontinue his or her relationship with the Company or any of its subsidiaries or affiliates and accept employment by, or enter into a business relationship with, Executive or any other person or entity.

         10. Antidisparagement.
             -----------------

             (a) Unless otherwise required by a court of competent jurisdiction or pursuant to any recognized subpoena power, Executive agrees and promises that Executive shall not make any oral or written statements or reveal any information to any person, company or agency which (i) is negative, disparaging or damaging to the name, reputation or business of the Company or any of its subsidiaries or affiliates, or any of their shareholders, directors, officers or employees, or (ii) has or would have a negative financial impact, whether directly or indirectly, on the Company or any of its subsidiaries and affiliates, or any of their shareholders, directors, officers or employees.

             (b) Unless otherwise required by a court of competent jurisdiction or pursuant to any recognized subpoena power, the Company agrees and promises that neither it nor any of its subsidiaries and affiliates shall make any oral or written statements or reveal any information to any person, company or agency which (i) is negative, disparaging or damaging to the name, reputation or business of Executive or (ii) has or would have a negative financial impact, whether directly or indirectly, on Executive.

         11. Injunctive Relief.
             -----------------

             (a) Executive acknowledges that a breach of the undertakings in Sections 8, 9 or 10(a) of this Agreement would cause irreparable damage to the Company and its subsidiaries and affiliates, the exact amount of which shall be difficult to ascertain, and that remedies at law for any such breach would be inadequate. Executive agrees that, if Executive breaches or attempts or threatens to breach any of the undertakings in Sections 8, 9 or 10(a) of this Agreement, then the Company shall be entitled to injunctive relief without posting bond or other security, in addition to any other remedy or remedies available to the Company at law or in equity.

             (b) The Company acknowledges that a breach of the undertakings in Section 10(b) of this Agreement would cause irreparable damage to Executive, the exact amount of which shall be difficult to ascertain, and that remedies at law for any such breach would be inadequate. The Company agrees that, if the Company or any of its subsidiaries or affiliates breaches or attempts or threatens to breach any of the undertakings in Section 10(b) of this Agreement, then Executive shall be entitled to injunctive relief, without posting bond or other security, in addition to any other remedy or remedies available to Executive at law or in equity.

         12. Withholding Taxes. The Company may withhold from all payments due
             -----------------
to Executive (or his beneficiary or estate) hereunder all taxes which, by applicable federal, state, local or other law, the Company is required to withhold therefrom.

         13. Indemnity. The Company shall hold harmless and indemnify Executive
             ---------
against any and all expenses (including attorneys' fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by Executive in connection with any threatened, pending, or completed action, suit, or proceeding whether civil, criminal, administrative, or investigative (including an action by or in the right of the corporation) to which Executive is, was, or at becomes a party, or is threatened to be made a party, by reason of the fact that Executive is, was, or at becomes a director, officer, employee, or agent of Company, or is, or was serving, or at serves at the request of Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise; or otherwise to the fullest extent as may be provided to Executive by Company under the nonexclusivity provisions of
Article XVIII of The Articles of Incorporation of Company and Kansas law.

         14. Reimbursement of Expenses; Mitigation. (a) If any contest or
             -------------------------------------
dispute shall arise under this Agreement involving termination of Executive's employment with the Company or involving the failure or refusal of the Company to perform fully in accordance with the terms hereof, the Company shall reimburse Executive, on a current basis, for all legal fees and expenses, if any, incurred by Executive in connection with such contest or dispute or incurred by Executive in seeking advice with respect to any such matters (regardless of the result thereof), together with interest in an amount equal to the prime rate of Chase Manhattan Bank from time to time in effect, but in no event higher than the maximum legal rate permissible under applicable law, such interest to accrue from the date the Company receives Executive's statement for such fees and expenses through the date of payment thereof, regardless of whether or not Executive's claim is upheld by an arbitration panel or court.

             (b) Executive shall not be required to mitigate any payment the Company becomes obligated to make to Executive under this Agreement.

         15. Scope of Agreement. Nothing in this Agreement shall be deemed to
             ------------------
entitle Executive to continued employment with the Company or its Subsidiaries; provided, however, that any termination of Executive's employment during the Term of this Agreement shall be subject to all of the provisions of this Agreement.

         16. Successors; Binding Agreement. (a) This Agreement shall not be
             -----------------------------
terminated by any sale, merger or other business combination. In the event of any such sale, merger or other business combination, the provisions of this Agreement shall be binding upon the surviving corporation, and such surviving corporation shall be treated as the Company hereunder.

             (b) The Company agrees that in connection with the sale, merger or other business combination, it will cause any successor entity to the Company unconditionally to assume (and for any Parent Corporation in such business combination to guarantee), by written instrument delivered to Executive (or his beneficiary or estate), all of the obligations of the Company hereunder.

             (c) This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive shall die while any amounts would be payable to Executive hereunder had Executive continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to such person or persons appointed in writing by Executive to receive such amounts or, if no person is so appointed, to Executive's estate.

         17. Notice. (a) For purposes of this Agreement, all notices and other
             ------
communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered or five (5) days after deposit in the United States mail, certified and return receipt requested, postage prepaid, addressed as follows:

                  If to the Executive:


                  If to the Company:
                  Western Resources, Inc.
                  818 S. Kansas Avenue
                  Topeka, KS 66612
                  Attention:  General Counsel

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

             (b) A written notice of Executive's Date of Termination by the Company or Executive, as the case may be, to the other, shall (i) indicate the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated, and (iii) specify the Date of Termination. The failure by Executive or the Company to set forth in such notice any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of Executive or the Company hereunder or preclude Executive or the Company from asserting such fact or circumstance in enforcing Executive's or the Company's rights hereunder.

         18. Full Settlement; Resolution of Disputes. The Company's obligation
             ---------------------------------------
to make any payments provided for in this Agreement and otherwise to perform its obligations hereunder shall be in lieu and in full settlement of all other severance payments to Executive under any other severance or employment agreement between Executive and the Company, and any severance plan of the Company. The Company's obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against Executive or others. In no event shall Executive be obligated to seek other employment or take other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement and except as otherwise provided in Section

6(a)(iii), such amounts shall not be reduced whether or not Executive obtains other employment. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Topeka, Kansas by three arbitrators in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The Company shall bear all costs and expenses arising in connection with any arbitration proceeding pursuant to this Section.

         19. Employment with Subsidiaries. Employment with the Company for
             ----------------------------
purposes of this Agreement shall include employment with any Subsidiary.

         20. Survival. The respective obligations and benefits afforded to the
             --------
Company and Executive as provided in Sections 6 (to the extent that payments or benefits are owed as a result of a termination of employment that occurs during the term of this Agreement), 7, 8, 9, 10, 11, 12, 13, 14, 16, 18, and 21 shall survive the termination of this Agreement.

         21. GOVERNING LAW; VALIDITY. THE INTERPRETATION, CONSTRUCTION AND
             -----------------------
PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF KANSAS WITHOUT REGARD TO THE PRINCIPLE OF CONFLICTS OF LAWS. THE INVALIDITY OR UNENFORCEABILITY OF ANY PROVISION OF THIS AGREEMENT SHALL NOT AFFECT THE VALIDITY OR ENFORCEABILITY OF ANY OTHER PROVISION OF THIS AGREEMENT, WHICH OTHER PROVISIONS SHALL REMAIN IN FULL FORCE AND EFFECT.

         22. Counterparts. This Agreement may be executed in counterparts, each
             ------------
of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

         23. Miscellaneous. No provision of this Agreement may be modified or
             -------------
waived unless such modification or waiver is agreed to in writing and signed by Executive and by a duly authorized officer of the Company. No waiver by either party hereto at of any breach by the other party hereto of; or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Failure by Executive or the Company to insist upon strict compliance with any provision of this Agreement or to assert any right Executive or the Company may have hereunder, including without limitation, the right of Executive to terminate employment for Good Reason, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement. Except as otherwise specifically provided herein, the rights of, and benefits payable to, Executive, his estate or his beneficiaries pursuant to this Agreement are in addition to any rights of, or benefits payable to, Executive, his estate or his beneficiaries under any other employee benefit plan or compensation program of the Company.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer of the Company and Executive has executed this Agreement as of the day and year first above written.


                                   WESTERN RESOURCES, INC.





                                   By: _____________________________

                                   Title:___________________________




----------------------------